Exhibit 1.1(b)

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

CARD SERIES

CLASS A(2006-14)

ASSET BACKED NOTES

TERMS AGREEMENT

Dated: October 30, 2006

To:	CAPITAL ONE MULTI-ASSET EXECUTION TRUST

CAPITAL ONE FUNDING, LLC

Re:	Underwriting Agreement, dated October 30, 2006

Series Designation:	Card series

Registration Statement:	Nos. 333-130862, 333-130862-01 and 333-130862-02

Terms of the Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public (1)
$500,000,000	One month LIBOR plus 0.01% per annum	100.00%

(1) Plus accrued interest, if any, at the applicable rate from November 7, 2006

Interest Payment Dates:

The 15th day of each month (or, if not a Business Day, the next succeeding Business Day), commencing December 15, 2006.

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Note Ratings:

Aaa by Moody’s

AAA by Standard & Poor’s

AAA by Fitch

Owner Trustee: Deutsche Bank Trust Company Delaware.

Indenture Trustee: The Bank of New York.

Indenture: The Indenture, dated as of October 9, 2002 and as amended and restated as of January 13, 2006, between Capital One Multi-asset Execution Trust (the “Issuer”) as Issuer and The Bank of New York, as Indenture Trustee.

Asset Pool Supplement: The Asset Pool 1 Supplement, dated as of October 9, 2002 between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

Indenture Supplement: The Card Series Indenture Supplement, dated as of October 9, 2002.

Terms Document: The Class A(2006-14) Terms Document, dated as of November 7, 2006.

Pooling and Servicing Agreement: The Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993 and as amended and restated as of August 1, 2002 and January 13, 2006, respectively, among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer and the Bank of New York, as Master Trust Trustee.

Series Supplement: The Series 2002-CC Series Supplement, dated as of October 9, 2002.

Purchase Price:

The purchase price payable by the Underwriters for the Notes covered by this Agreement will be 99.80% of the principal amount of Notes to be issued.

Commissions, Concessions and Discounts:

The Underwriters’ discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, shall be as follows:

Discounts and Commissions	Price Concessions	Reallowance
0.200%	not in excess of 0.120%	not in excess of 0.060%

Reimbursement of Expenses:

The Underwriters shall reimburse the Company for an amount not to exceed $0 for application towards expenses.

Time of Sale:

4:29 p.m. (Eastern Time (U.S.)) on October 30, 2006 (the time the first contract of sale was entered into as designated by the Representatives).

Closing Date:

Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company and the Issuer hereby agree that the Closing Date shall be November 7, 2006, 10:00 a.m., New York City time.

Location of Closing:

Orrick, Herrington & Sutcliffe LLP

Washington Harbour

3050 K Street, NW

Washington, DC 20007-5135

Address for Notice to Representative:

Deutsche Bank Securities Inc.

  as Underwriter and as a Representative

  of the Underwriters named in Schedule I

  to the Underwriting Agreement

60 Wall Street, 19th Floor

New York, New York 10005

Attention: Kristi Leo

Tel: (212) 250-2627

Fax: (212) 797-2032

Goldman, Sachs & Co.

  as Underwriter and as a Representative

  of the Underwriters named in Schedule I

  to the Underwriting Agreement

85 Broad Street

New York, New York 10004

Attention: Michael F. Bacon

Tel: (212) 902-5684

Fax: (212) 902-3000

Underwriters’ Foreign Jurisdiction Distributions:

Pursuant to Section 6(d)(iii) of the Underwriting Agreement, each Underwriter agrees to provide the Company, after the Closing Date, with a list of any foreign jurisdictions to which that Underwriter delivered a written confirmation in connection with its sale of Notes (it being expressly understood, for the avoidance of doubt, that this provision relates only to the initial distribution of the Notes, and not to secondary market sales).

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above-referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the above-referenced Series of Notes set forth opposite their names on Schedule I hereto.

DEUTSCHE BANK SECURITIES INC.,
as Underwriter or as a Representative of the
Underwriters named on Schedule I of the
Underwriting Agreement

By:	/s/ Kristi Leo
Name:	Kristi Leo
Title:	Director

By:	/s/ Denise Chen
Name:	Denise Chen
Title:	Vice President

GOLDMAN, SACHS & CO., as Underwriter and as a Representative of the
Underwriters named in Schedule I to this Agreement

By:	/s/ Goldman, Sachs & Co.
Name:
Title:

[Signature Page to Capital One Multi-asset Execution Trust (Card series

Class A(2006-14)) Terms Agreement]

Accepted:
CAPITAL ONE MULTI-ASSET EXECUTION TRUST, as Issuer

By:	Capital One Funding, LLC, not in its individual
capacity but solely as Beneficiary on behalf of the Issuer

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Assistant Vice President

CAPITAL ONE FUNDING, LLC, as Transferor

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Assistant Vice President

CAPITAL ONE BANK, as a Seller

By:	/s/ Jerry Hamstead
Name:	Jerry Hamstead
Title:	Managing Vice President, Treasury

CAPITAL ONE, F.S.B., as a Seller

By:	/s/ Albert A. Ciafre
Name:	Albert A. Ciafre
Title:	Vice President, Treasury

[Signature Page to Capital One Multi-asset Execution Trust (Card series

Class A(2006-14)) Terms Agreement]

SCHEDULE I

UNDERWRITERS

$500,000,000 Principal Amount of Card series Class A(2006-14) Notes

Underwriters	Principal Amount
Deutsche Bank Securities Inc.	$83,334,000
Goldman, Sachs & Co.	83,334,000
ABN AMRO Incorporated	83,333,000
Citigroup Global Markets Inc.	83,333,000
Credit Suisse Securities (USA) LLC	83,333,000
Morgan Stanley & Co. Incorporated	83,333,000

Total	$500,000,000